Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281986 on Form S-3 and Registration Statement No. 333-212652 on Form S-8 of Rithm Property Trust Inc. of our report dated February 27, 2025, relating to the financial statements of Paramount Group, Inc. incorporated by reference in this Current Report on Form 8-K/A of Rithm Property Trust Inc. dated January 23, 2026.

/s/ Deloitte & Touche LLP

New York, New York
January 23, 2026